UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2010 (October 21, 2010)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	000-22217 (Commission File Number)	62-1493316 (I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
On October 21, 2010, AmSurg Corp. issued a press release, the text of which is set forth as Exhibit 99.

Item 7.01.	Regulation FD Disclosure
     On October 21, 2010, AmSurg Corp. issued a press release, the text of which is set forth as Exhibit 99.

Item 8.01.	Other Events
     On October 20, 2010, the Board of Directors of AmSurg Corp. approved a stock repurchase program pursuant to which the Company may purchase up to $40.0 million of its outstanding shares of common stock over the next 18 months. The purchases may be made from time to time in open market transactions, privately negotiated transactions, or otherwise (including pursuant to one or more Rule 10b5-1 purchase plans). The Company intends to fund the purchase price for shares acquired using primarily cash generated from its operations and borrowings under its credit facility. On October 21, 2010, the Company issued a press release, the text of which is set forth as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits
     (c) 99 Press release dated October 21, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)

Date: October 21, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description
99	Press release dated October 21, 2010